EXHIBIT 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement of our report dated July 30, 2003, relating to the financial statements of Air Q Corp., and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Malone & Bailey, PLLC
Houston, Texas October 2, 2003